EXHIBIT 99.1

SUROS SURGICAL SYSTEMS, INC.

Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report Thereon)

SUROS SURGICAL SYSTEMS, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Suros Surgical Systems, Inc.:

We have audited the accompanying balance sheets of Suros Surgical Systems, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31,2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suros Surgical Systems, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

Indianapolis, Indiana

February 23, 2006

SUROS SURGICAL SYSTEMS, INC.

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$3,760,408	4,892,701
Short-term investments	998,300	3,964,405
Accounts receivable, net of allowances for doubtful accounts and sales returns of $279,300 in 2005 and $137,753 in 2004	5,815,209	4,409,033
Inventories	2,128,702	1,110,776
Prepaid expenses and other current assets	259,575	110,380

Total current assets	12,962,194	14,487,295
Property and equipment, net	2,921,123	2,181,193
Intangible assets, net	558,612	367,513
Deferred loan costs, net	99,692	132,920

Total assets	$16,541,621	17,168,921

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,750,523	1,755,987
Accrued expenses and other liabilities	2,398,861	1,367,115
Deferred revenue	447,044	302,566

Total current liabilities	4,596,428	3,425,668
Deferred revenue - long term portion	844,228	279,229
Convertible debt	2,350,000	2,350,000

Total liabilities	7,790,656	6,054,897

Redeemable preferred stock:
Series D preferred stock. Authorized 750,000 shares; issued and outstanding 712,121 shares	13,139,316	12,183,441
Series B preferred stock. Authorized 405,200 shares; issued and outstanding 405,200 shares	5,509,908	5,184,335
Series C preferred stock. Authorized 75,700 shares; issued and outstanding 75,700 shares	1,174,786	1,114,226

Stockholders’ equity:
Series A preferred stock. Authorized 287,488 shares; issued and outstanding 287,448 shares	287,448	287,448
Common stock, $0.001 par value. Authorized 25,000,000 shares; issued and outstanding 6,691,993 and 6,561,415 shares in 2005 and 2004, respectively	6,692	1,897
Accumulated deficit	(11,367,185)	(7,657,323)

Total stockholders’ equity	(11,073,045)	(7,367,978)

Total liabilities and stockholders’ equity	$16,541,621	17,168,921

See accompanying notes to financial statements.

2

SUROS SURGICAL SYSTEMS, INC.

Statements of Operations

Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Net sales	$27,177,242	15,880,689	8,480,968
Cost of sales	9,371,872	6,308,224	3,341,022

Gross profit	17,805,370	9,572,465	5,139,946
Operating expenses:
Sales and marketing	12,397,150	6,916,198	2,919,338
Research and development	2,043,118	712,577	326,580
General and administrative	5,741,393	3,844,996	1,903,283

Total operating expenses	20,181,661	11,473,772	5,149,201

Loss from operations	(2,376,291)	(1,901,307)	(9,255)

Other income (expense):
Interest income	175,799	77,367	8,978
Interest expense	(175,797)	(166,761)	(108,186)
Other, net	(50,806)	18,738	1,005

Other income (expense), net	(50,804)	(70,656)	(98,203)
Net loss	(2,427,095)	(1,971,963)	(107,458)
Accrued redeemable preferred stock dividends	1,342,008	812,564	367,834

Net loss attributable to common shareholders	$(3,769,103)	(2,784,527)	(475,292)

See accompanying notes to financial statements.

3

SUROS SURGICAL SYSTEMS, INC.

Statements of Stockholders’ Equity

Years ended December 31, 2005, 2004 and 2003

	Common Stock		Series A preferred stock at redemption value	Additional paid-in capital	Stock subscriptions receivable	Accumulated deficit	Total stockholders’ equity
	Number of Shares	Par Value
Balance at December 31, 2002	6,500,000	$999	287,448	—	(222,642)	(3,930,042)	(3,864,237)
Common stock options exercised	44,750	895	—	24,528	—	—	25,423
Preferred stock dividends	—	—	—	(128,439)	—	(239,395)	(367,834)
Preferred stock issued in exchange for services	—	—	—	—	220,310	—	220,310
Stock compensation	—	—	—	103,911	—		103,911
Net loss	—	—	—	—	—	(107,458)	(107,458)

Balance at December 31, 2003	6,544,750	1,894	287,448	—	(2,332)	(4,276,895)	(3,989,885)

Common stock options exercised	16,665	3	—	15,164	—	—	15,167
Preferred stock dividends	—	—	—	(15,164)	—	(797,400)	(812,564)
Issuance costs of Series D preferred stock, (712,121 shares)	—	—	—	—	—	(839,914)	(839,914)
Preferred stock issued in exchange for services	—	—	—	—	2,332	—	2,332
Stock compensation	—	—	—	—	—	228,849	228,849
Net loss	—	—	—	—	—	(1,971,963)	(1,971,963)

Balance at December 31, 2004	6,561,415	1,897	287,448	—	—	(7,657,323)	(7,367,978)

Common stock options exercised	130,578	26	—	49,691	—	—	49,717
Adjustment for stock split	—	4,769	—	—	—	(4,769)	—
Preferred stock dividends	—	—	—	(49,691)	—	(1,292,317)	(1,342,008)
Stock compensation	—	—	—	—	—	14,319	14,319
Net loss	—	—	—	—	—	(2,427,095)	(2,427,095)

Balance at December 31, 2005	6,691,993	$6,692	287,448	—	—	(11,367,185)	(11,073,045)

See accompanying notes to financial statements.

4

SUROS SURGICAL SYSTEMS, INC.

Statements of Cash Flows

Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities:
Net loss	$(2,427,095)	(1,971,963)	(107,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,216,875	721,732	406,582
Provision for bad debts	141,547	204,327	23,178
Straight-line rent expense	42,339	54,701	—
Loss on disposal of assets	60,389	1,576	10,116
Stock compensation expense	14,319	228,849	103,911
Preferred stock issued in exchange for services	—	2,332	220,310
Changes in assets and liabilities:
Accounts receivable	(1,547,723)	(2,929,279)	(1,181,136)
Inventories	(1,017,926)	(102,846)	(405,419)
Prepaid expenses and other assets	(149,195)	19,311	(87,584)
Accounts payable	(5,464)	1,020,558	50,161
Accrued expenses and other liabilities	989,406	426,169	105,892
Deferred revenue	709,477	409,648	499,056

Net cash used in operating activities	(1,973,051)	(1,914,885)	(362,391)

Cash flows from investing activities:
Purchase of property and equipment	(1,872,937)	(1,884,390)	(485,060)
Proceeds from (purchases of) short-term investments	2,966,105	(3,964,405)	—
Additions to intangible assets	(308,399)	(78,686)	—
Proceeds from sale of property and equipment	6,272	2,500	—

Net cash provided by (used in) investing activities	791,041	(5,924,981)	(485,060)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	—	—	2,350,000
Net borrowings (payments) on line of credit	—	(35,000)	35,000
Preferred stock and debt issuance costs	—	(839,914)	(199,341)
Proceeds from issuance of common stock	49,717	15,167	25,423
Gross proceeds from issuance of preferred stock	—	11,749,997	—

Net cash provided by financing activities	49,717	10,890,250	2,211,082

Net increase (decrease) in cash	(1,132,293)	3,050,384	1,363,631
Cash, at beginning of year	4,892,701	1,842,317	478,686

Cash, at end of year	$3,760,408	4,892,701	1,842,317

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$175,342	222,558	10,806

See accompanying notes to financial statements.

5

SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

(1)	Business and Nature of Operations

(a)	Nature of Business

Suros Surgical Systems, Inc. (the Company or Suros) is a medical device manufacturer setting new industry standards for minimally invasive methods of tissue excision, biopsy and site marking within multiple surgical specialties. Suros designs, develops, manufactures and markets the following medical devices:

Automated Tissue Excision and Collection System (ATEC) – a fully automated, minimally invasive, vacuum assisted tissue removal system compatible for use in stereotactic, ultrasound and MRI modalities

TriMark – a simple, safe and effective marker deployment system for breast biopsy visible in all imaging modalities

Inherent in Suros’ business are various risks and uncertainties, including its limited operating history and historical operating losses. Suros’ future success will be dependent upon the medical community’s continued acceptance of the ATEC system and Suros’ ability to successfully market, produce and distribute its products.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

For purposes of the statement of cash flows, Suros considers all short-term debt securities purchased with original maturities of three months or less to be cash equivalents.

(b)	Investments

As part of its cash management program, the Company from time to time maintains a portfolio of marketable investment securities. The securities have an investment grade and a term to earliest maturity generally of less than one year and include various debt securities and certificates of deposit. These securities are carried at cost, which approximates market. For the years ended December 31, 2005, 2004, and 2003, interest earned totaled $19,587, $35,595, and $2,938, respectively, and is included as interest income.

(c)	Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is Suros’ best estimate of the amount of probable credit losses in Suros’ existing accounts receivable. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Suros does not have any off-balance-sheet credit exposure related to its customers.

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories at December 31 consisted of the following:

	2005	2004
Raw materials	$959,492	801,979
Work in process	152,350	106,520
Finished goods	1,016,860	202,277

Total inventories	$2,128,702	1,110,776

(e)	Property and Equipment

Property and equipment are recorded at historical cost. Additions and improvements are capitalized. The cost of maintenance and repairs is charged to expense as incurred. Depreciation is computed using the straight-line method at rates intended to depreciate the cost of assets over their estimated useful lives. Leasehold improvements are amortized over the shorter of their useful life or the remaining term of the respective lease.

Property and equipment consisted of the following at December 31:

	2005	2004	Estimated useful lives
Manufacturing equipment	$1,662,956	1,040,512	5-9 years
Office equipment	1,095,930	716,387	3 years
Sales equipment	544,774	914,709	3 years
Software	403,719	202,022	3 years
Leasehold improvements	240,862	222,294	7 years
Automobiles	27,062	8,500	5 years
Construction in progress	6,435	—	—

	3,981,738	3,104,424
Less accumulated depreciation	(1,060,615)	(923,231)

Property and equipment, net	$2,921,123	2,181,193

(f)	Deferred Loan Costs

Costs incurred related to obtaining financing arrangements are capitalized and amortized as interest expense over the term of the financing arrangement. For the years ending December 31, 2005, 2004, and 2003, Suros recognized amortization expense of $33,228, $36,545, and $33,195 respectively.

(g)	Intangible Assets

Intangible assets include the cost to acquire intellectual property as well as the costs associated with legal efforts related to patent applications and litigation in the defense of patents. The gross carrying

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

amount of intangible assets was $1,059,504 and $751,105 at December 31, 2005 and 2004, respectively, and accumulated amortization was $500,892 and $383,592, respectively. Suros amortizes its intellectual property over an estimated useful life of 7 years. For the years ending December 31, 2005, 2004, and 2003 Suros recognized amortization expense of $117,300, $96,060, and $96,060 respectively. Estimated annual amortization expense for each of the next five years is $102,000. Costs related to an unsuccessful patent filing or legal outcome are expensed immediately.

(h)	Impairment of Long-lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. The Company has not identified any impairment requiring adjustment for the years ended December 31, 2005, 2004 and 2003.

(i)	Research and Development Costs

Research, development and engineering costs are expensed in the year incurred.

(j)	Revenue Recognition

Suros recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Estimated sales returns, discounts and rebates are recorded as a reduction of sales when the related revenue is recognized. For those equipment sales that include multiple deliverables, such as installation or in-service training, revenue is allocated based on the fair values of the individual components as determined in accordance with Emerging Issues Task Force (EITF) 00-21, Revenue Arrangements with Multiple Deliverables.

(k)	Warranties

The Company provides a one-year standard warranty for the ATEC system. The Company provides for the estimated cost of product warranties at the time product revenue is recognized. Factors that affect the Company’s warranty reserves include the number of units sold, historical and anticipated rates of warranty repairs and the cost per repair. Suros assesses the adequacy of the warranty reserve at least quarterly and adjusts the amount as necessary.

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

The information below provides the activity in the Company’s product warranty reserve for products covered under the standard warranty:

	2005	2004
Balance at beginning of year	$54,602	4,681
Liabilities accrued for product warranties issued	182,737	82,375
Product warranties paid	(67,407)	(32,454)

Balance at end of year	$169,932	54,602

In addition to the standard warranty, Suros offers customers extended service warranties on the ATEC system for up to 4 years after the expiration of the standard warranty. Revenue generated from the sale of extended warranties is deferred and amortized, utilizing the straight-line method, over the life of the warranty. Costs related to the extended service warranties are recognized in the period in which they are incurred.

The information below provides the activity in the Company’s extended service warranties:

	2005	2004
Balance at beginning of year	$430,818	145,223
Revenue deferred for extended service warranties sold	964,181	355,032
Revenue recognized on extended service warranties	(193,806)	(69,437)

Balance at end of year	1,201,193	430,818
Less current portion of extended service warranties	(356,965)	(151,589)

Total long term portion of extended service warranties	$844,228	279,229

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

(l)	Stock Compensation

Suros applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, Suros has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net loss if the fair-value-based method had been applied to all outstanding and unvested awards in 2005, 2004 and 2003.

	2005	2004	2003
Net loss attributable to common shareholders, as reported	$(3,769,103)	(2,784,527)	(475,292)
Add stock-based employee compensation expense included in reported net income	14,319	228,849	103,911
Deduct stock-based employee compensation expense determined under fair-value-based method	(339,445)	(317,428)	(202,810)

Pro forma net loss attributable to common shareholders	$(4,094,229)	(2,873,106)	(574,191)

(m)	Income Taxes

Suros accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(n)	Stock Split

On May 16th, 2005, the Company declared a five-for-one stock split of Common Stock in the form of a stock dividend. The Company also increased the number of authorized shares to 30 million shares, of which 25 million shares are designated as Common Stock, $0.001 par value, and 5 million shares are designated as Preferred Stock, $0.001 par value. The stock split has been reflected in the accompanying consolidated financial statements and notes for all periods presented.

(o)	Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Change in Incorporation

Effective June 21, 2004, Suros changed its incorporation from the State of Indiana to the State of Delaware under the General Corporate Law of the State of Delaware. The reincorporation was approved and consummated in accordance with the provisions of the Indiana Business Corporation Law, the Delaware General Corporation Law, the Articles of Incorporation and the Bylaws of Suros.

As a result of the re-incorporation, Suros declared a 100 for one stock split for the Preferred Series B and Preferred Series C shares. The stock split has been reflected in the accompanying financial statements for all periods presented. This split had no net effect on the financial statements. The number of shares increased with a corresponding decrease in dividends and redemption price per share.

(4)	Implementation of New Financial Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board issued SFAS 154, Accounting Changes and Error Corrections. This Statement supersedes APB Opinion No. 20, Accounting Changes, and requires entities that voluntarily make a change in accounting principle to apply that change retrospectively to prior periods’ financial statements, unless this would be impracticable. SFAS 154 also makes a distinction between “retrospective application” of an accounting principle change and the “restatement” of financial statements to reflect the correction of an error. Another significant change in practice under SFAS 154 will be that if the entity changes its method of depreciation, amortization, or depletion for long-lived, non-financial assets, the change must be accounted for as a change in accounting estimate. Under APB 20, such a change would have been reported as a change in accounting principle. SFAS 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005.

In November 2004, the Financial Accounting Standards Board issued SFAS 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, which amends ARB 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facility. Suros will adopt SFAS 151 on January 1, 2006. The Company does not believe the adoption of this statement will have a material impact on its results of operations or financial condition.

In December 2004, the Financial Accounting Standards Board issued SFAS 123(R), Share-Based Payment. This Statement is a revision to SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires the measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. Suros will adopt SFAS 123(R) on January 1, 2006. Upon adoption of SFAS 123 (R), Suros will be required to recognize compensation cost for all future options granted subsequent to January 1, 2006, as expense based on the grant-date fair value of those awards

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

calculated using Black-Scholes option pricing model. The adoption of SFAS 123(R) will not impact options granted prior to January 1, 2006, unless those options are subsequently modified, repurchased or cancelled. Suros does not expect the adoption of SFAS 123 (R) to have a material impact on the operations of the Company.

(5)	Leases

Suros entered an agreement in August of 2004 to lease its new facilities under a noncancelable, operating lease. During 2005, this lease was expanded for additional warehouse facilities. Future minimum lease payments under this lease at December 31, 2005 are as follows:

Operating leases
2006	$442,144
2007	434,220
2008	438,412
2009	445,558
2010	452,624
Thereafter	398,220

Total minimum lease payments	$2,611,178

Rent expense amounted to $381,101, $234,459, and $74,837 for the years ended December 31, 2005, 2004, and 2003, respectively.

(6)	Long-term Debt

On October 6, 2005, the Company entered into a new line of credit agreement which expires September 30, 2007. The line of credit allows the Company to borrow up to the lesser of (a) $6,000,000 or (b) 80% of the Company’s eligible accounts as defined by the agreement. Borrowings under the line of credit bear interest at either the bank’s prime rate (7.25% at December 31, 2005) or LIBOR plus 2.5%. Borrowings under the line of credit are subject to certain financial covenants and restrictions on indebtedness, dividend payments, financial guarantees, business combinations, and other related items. The Company had no borrowings under the line of credit as of December 31, 2005.

Subsequent to December 31, 2005, the Company modified the terms of the line of credit. The revised terms allow for maximum borrowing availability of $3,000,000 and a maturity date of June 30, 2006.

During 2003, Suros issued $2,350,000 of subordinated convertible notes. The notes bear interest at 7% per annum, with interest paid quarterly. The principal amount of the notes is due in full on December 31, 2008. The conversion feature permits the note holder to convert $3 of principal into one share of common stock.

Suros paid off an unsecured $500,000 line of credit with a bank in July 2004. The line of credit no longer existed as of December 31, 2004.

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

(7)	Redeemable Preferred Stock and Stockholders’ Equity

Suros has issued the following series of preferred stock:

Series	Year (s) issued	Shares issued
Series A preferred stock	2000	287,448
Series B preferred stock	2001-2002	405,200
Series C preferred stock	2002	75,700
Series D preferred stock	2004	712,121

•	The five-to-one split of Common Stock approved in 2005 changed the conversion ratio for Series B, C and D from a one-to-one conversion to a five-to-one conversion

•	The Series A Preferred Stock was issued to Promex, Inc. (Promex), a related party through common ownership.

The rights and preferences of the respective series are as follows:

(a)	Dividends

The holders of the Series A preferred stock receive dividends equal to any dividends declared on the common stock.

The Series B and Series C preferred shareholders are entitled to a cumulative dividend of $0.20 per fiscal quarter payable in cash in preference to the Series A preferred stock and the common stock. At December 31, 2005 and 2004, Suros had accrued $1,630,291 and $1,245,571, respectively, of accumulated dividends on the Series B and C preferred stock. These accrued dividends are included in the value of preferred stock on the balance sheet.

The Series D preferred shareholders are entitled to a cumulative dividend of $0.33 per fiscal quarter, payable in cash in preference to the Series C, B and A preferred stock and the common stock. Additional dividends, equal to 8% of accrued but unpaid Series D dividends, accrue annually and are payable in cash. At December 31, 2005 and 2004, Suros had accrued $1,389,319 and $433,444, respectively, of accumulated dividends on the Series D preferred stock. These accrued dividends are included in the value of preferred stock on the balance sheet.

(b)	Liquidation

In the event of any liquidation, dissolution or winding up of Suros:

Each holder of a Series A preferred share shall be entitled to $1 per share, paid in priority over the common stock.

Each holder of a Series B or Series C preferred share shall be entitled to $10 per share plus an amount equal to all accrued and unpaid dividends, paid in priority over the Series A preferred stock and the common stock.

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SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

Each holder of a Series D preferred share shall be entitled to $16.50 per share plus an amount equal to all accrued and unpaid dividends, paid in priority over the Series C, B and A preferred stock and the common stock.

(c)	Voting

The holders of the Series A preferred stock have no voting rights.

The Series B, C, and D preferred shareholders have voting rights equivalent to the number of common shares into which the respective series’ preferred shares are convertible. Other than as to the election of directors, the Series B, C, and D preferred shareholders will vote with the holders of common shares as a single group unless a separate vote by class is required by law.

(d)	Redemption

At any time after twenty years from the first date of issuance, Suros can elect to redeem all or part of the Series A preferred shares at $1 per share.

Subject to the prior approval of the holders of a majority of the outstanding shares of Series D preferred shares, Suros may call for redemption and redeem all Series B and C preferred shares. Such redemption shall be effective no earlier than 5 years from the date of issuance of the respective series (Series B – 2006; Series C – 2007) at a price of $10 and $13.21 per share for Series B and C, respectively, plus accrued but unpaid dividends.

In addition, subject to prior approval of the holders of a majority of the outstanding shares of Series D preferred shares, a holder of either Series B or C preferred shares may require Suros to repurchase all, and no less than all, of such holder’s preferred shares. Such redemption shall be effective no earlier than 5 years from the date of issuance of the respective series (Series B – 2006; Series C – 2007) at a price of $10 and $13.21 per share for Series B and C, respectively, plus accrued but unpaid dividends.

The redemption price of either Series B or C preferred shares will be payable quarterly, in eight equal installments during the two years following the date of redemption. Suros may prepay any redemption amounts without penalty.

At any time after the earlier of five years from the date of issuance of the Series D preferred shares or in an event of default, the shareholders of the Preferred D shares may demand the repurchase of all or a portion of the Series D Preferred, otherwise known as a “Put Demand.”

The price per Put Share in a repurchase shall be equal to the greater of $16.50 per share of Series D preferred stock plus accrued but unpaid dividends or the fair market value of the Put Shares as of the date of the Put Demand.

(e)	Conversion

The Series B and C preferred shareholders may at any time prior to redemption convert the shares into fully paid and nonassessable common shares of Suros at an initial rate of five-to-one, subject to adjustment of the conversion price for anti-dilution rights. All accrued but unpaid dividends will be paid out at the time the shares are converted. The shares are subject to automatic conversion upon the election of the holders of at least two-thirds of the Series B and C preferred shares, respectively, or

14	(Continued)

SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

upon an initial public offering of Suros where the pre-money market value of Suros is at least $100,000,000 and where the offering results in gross proceeds to Suros of not less than $25,000,000.

The Series D preferred shareholders may at any time prior to redemption convert the shares into fully paid and nonassessable common shares of Suros at an initial rate of five-to-one for each Series D preferred share, subject to adjustment of the conversion price for anti-dilution rights. All accrued but unpaid dividends will be paid out at the time the shares are converted. The shares are subject to automatic conversion upon the election of holders of a majority of the outstanding shares of the Series D preferred shares or upon an initial public offering of Suros where the per share offering price to the public is not less than $9.90 with no less than $30,000,000 in net proceeds to Suros.

(8)	Stock Options

In October 2001, Suros adopted the 2001 Stock Option Plan (the Plan), which permits Suros’ Board of Directors to grant stock options to selected key employees, directors and advisors of Suros.

In May 2005, the board of directors approved an amendment to the Plan that included the following:

•	Increasing the number of shares in the Plan from 451,500 shares of authorized Common Stock to 665,321 shares.

•	Allowing the award of Restricted Common Stock pursuant to the Plan

As a result of the five-for-one stock split as discussed in note 2(n), the number of shares of authorized common stock in the Plan increased to 3,326,605.

Stock options under the Plan are granted with exercise prices as determined by the Board of Directors. Stock options vest and become fully exercisable ratably over one to five years from the date of grant. All unexercised options expire 10 years from the date of grant.

15	(Continued)

SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

Stock option activity during the period indicated is as follows:

	Number of shares	Per Share Exercise price	Weighted average exercise price
Options outstanding at December 31, 2002	1,263,855	$0.40 - 0.91	$0.71
Granted	209,500	1.32 - 2.04	1.63
Exercised	(44,750)	0.40 - 0.91	0.57
Forfeited	(20,000)	0.91	0.91

Options outstanding at December 31, 2003	1,408,605	0.40 - 2.04	0.80
Granted	665,000	2.04 - 2.38	2.28
Exercised	(16,665)	0.91	0.91
Forfeited	(38,335)	0.91 - 2.04	1.79

Options outstanding at December 31, 2004	2,018,605	0.40 - 2.38	1.29
Granted	535,500	2.79 - 4.02	3.24
Exercised	(135,580)	0.40 - 1.34	0.47
Forfeited	(72,500)	0.91 - 2.38	1.92

Options outstanding at December 31, 2005	2,346,025	$0.40 - 4.02	1.29

The following table summarizes information about the options outstanding at December 31, 2005:

	Number outstanding at December 31, 2005	Options outstanding		Options exercisable
		Weighted average remaining contractual life	Weighted average exercise price	Number exercisable at December 31, 2005	Weighted average exercise price
Range of exercise prices:
$0.40	345,850	6.6 years	$0.40	345,850	$0.40
$0.91	709,675	6.3 years	0.91	538,905	0.91
$1.32 - $2.38	755,000	8.5 years	2.14	313,002	2.04
$2.79 - $4.02	535,500	9.5 years	3.24	—	—

16	(Continued)

SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

The per-share weighted average fair value of stock options granted in 2005, 2004 and 2003 was $1.10, $0.68 and $0.46, respectively. Total options available for grant at December 31, 2005 were 788,585. The fair value of these options was estimated at the date of grant using the Black-Scholes pricing model with the following weighted average assumptions:

	2005	2004	2003
Risk free interest rate	4.25%	4.27%	4.27%
Expected dividend yield	—	—	—
Weighted average expected life (years)	7.8	7.8	8.5
Expected volatility	—	—	—

(9)	Related Party Transactions

Suros paid approximately $587,500 and $200,000 in 2004 and 2003, respectively, in placement fees to a shareholder in connection with the issuance of preferred stock and convertible debt. No such fees were paid during 2005.

Certain Company Board members, who are also shareholders, are significant shareholders of a vendor of Suros. Amounts purchased from this vendor were arms-length transactions and totaled approximately $752,434, $1,040,440 and $236,000 for the years ended December 31, 2005, 2004, and 2003 respectively. Amounts due to this related party are approximately $3,464 and $2,000 at December 31, 2005 and 2004, respectively.

(10)	Subscriptions Receivable

In 2002, Suros issued 18,900 shares of Series C preferred stock in exchange for engineering services to be rendered in the future valued at $250,000. During 2004 and 2003, engineering services valued at $2,332 and $220,310, respectively, were rendered to Suros. As of December 31, 2004, there is no longer an agreement in force.

(11)	Income Taxes

Suros has not recorded any Federal or state income tax benefits associated with its losses generated.

17	(Continued)

SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

The components of deferred tax assets and deferred tax liabilities at December 31, 2005 and December 31, 2004 are as follows:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$2,021,448	1,548,061
Deferred revenue	516,509	232,718
Stock compensation	123,529	116,500
Accrued expenses and other	545,588	323,546

Total gross deferred tax assets	3,207,074	2,220,825
Less valuation allowance	(3,107,395)	(2,138,078)

Total deferred tax assets	99,679	82,747

Deferred tax liabilities:
Property and equipment	(99,679)	(82,747)

Total deferred tax liabilities	(99,679)	(82,747)

Net deferred tax assets	$—	—

At December 31, 2005 and 2004, Suros had net operating loss carryforwards of $5,092,000 and $3,960,000, respectively. The net operating loss carryforwards will be available to offset future Federal and state taxable income, if any, through 2025. However, changes in Suros’ ownership may cause annual limitations on the amount of loss carryforwards that can be utilized to offset income in the future.

At December 31, 2005 and 2004, Suros had no deferred tax assets recorded because it had provided a valuation allowance against the net amount of these deferred tax assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Based on the losses generated, management believes the valuation allowance is appropriate.

(12)	Contingencies

Suros is involved in patent, product liability, and other legal proceedings that arise in the course of Suros’ business. Suros records a liability when a loss is considered probable and the amount can be reasonably estimated. If the reasonable estimate of a probable loss is a range, and no amount within the range is a better estimate, the lower end of the range is accrued. If a loss is not probable or a probable loss cannot be reasonably estimated, no liability is recorded. As of December 31, 2005 and 2004, Suros had no contingent liabilities recorded.

Patent and other proprietary rights are essential to Suros’ business. Significant litigation concerning patents and products is pervasive in Suros’ industry. Patent claims include challenges to the coverage and validity of Suros’ patents on products or processes as well as allegations that Suros’ products infringe patents held by competitors or other third parties. Although Suros believes that it has valid defenses to these challenges with respect to material patents, there can be no assurance as to the outcome of these matters, and a loss in

18	(Continued)

SUROS SURGICAL SYSTEMS, INC.

Notes to Financial Statements

any of these cases could result in a loss of patent protection or the ability to market products, which could lead to a significant loss of sales, or otherwise materially affect future results of operations.

(13)	Quarterly Statement of Income Information (Unaudited)

The following table presents a summary of quarterly results of operations for 2005 and 2004:

	2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total Revenue	$5,755,633	$6,665,961	$6,352,792	$8,402,856
Gross profit	3,785,854	4,240,965	3,725,564	6,052,987
Net loss	(309,307)	(393,002)	(1,599,442)	(125,344)

	2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total Revenue	$3,012,249	$3,751,894	$3,663,833	$5,452,713
Gross profit	1,828,897	2,331,128	2,301,800	3,110,640
Net income (loss)	76,391	(35,334)	(773,461)	(1,239,559)

19	(Continued)